Exhibit 23.3

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2011 Equity Compensation Plan of Bankrate, Inc. of the reference to our firm under the caption “Experts” and of our report dated June 14, 2010, with respect to the consolidated financial statements of Creditcards.com, Inc. both included in Amendment No. 5 to the Registration Statement (Form S-1 No. 333-173550) and related Prospectus of Bankrate, Inc., filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Austin, Texas

June 16, 2011